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                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (this "Agreement"), dated as of September 9, 1999, between LIBERTY DIGITAL, INC., a Delaware corporation (the "Company"), and JARL MOHN, also known as Lee Masters ("Executive").

         WHEREAS, Executive is a party to an Employment Agreement with Liberty Media Corporation ("Liberty") dated September 28, 1998 (the "Liberty Employment Agreement"), pursuant to which he is employed as President and Chief Executive Officer of Liberty Digital LLC (the "LLC");

         WHEREAS, concurrently with the execution and delivery of this Agreement, Liberty, Executive and Company are entering into a Deferred Compensation and Stock Appreciation Rights Agreement in the form attached as Exhibit A (the "Compensation Agreement");

         WHEREAS, Liberty, the LLC and the Company are parties to a Contribution Agreement dated April 23, 1999, pursuant to which substantially all of the assets of the LLC have been contributed to the Company;

         WHEREAS, the Executive Committee of the Board of Directors of Liberty has adopted a policy pursuant to the Compensation Agreement that the Company shall be the primary (but not exclusive) vehicle for the pursuit of Interactive Programming Opportunities (as defined in the Contribution Agreement) that are provided or otherwise made available to Liberty (the "Liberty Policy");

         WHEREAS, Executive is President and Chief Executive Officer of the Company;

         WHEREAS, Executive, Liberty and the Company desire to terminate the Liberty Employment Agreement and enter into this Agreement on substantially the same terms;

         WHEREAS, this Agreement sets forth the terms and conditions of the employment by the Company of Executive;

         WHEREAS, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

         1. Termination of Liberty Employment Agreement; Term and Termination.

              (a) Termination of Liberty Employment Agreement. Upon execution and delivery of this Agreement the Liberty Employment Agreement is terminated.

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              (b) Term. Subject to the terms and conditions of this Agreement, the Company will employ Executive, and Executive will serve the Company, from the date of this Agreement until December 15, 2003 (the "Employment Term").

              (c) Termination by the Company. Executive's employment may be terminated by the Company only as follows:

                  (i) Upon the death of Executive;

                  (ii) Upon 180 days prior notice from the Company to Executive (the "Notice Period"), in the event of an illness or other disability which has incapacitated Executive from performing his duties hereunder, as defined in a long-term liability insurance policy to be purchased by Executive, a copy of which will be provided to the Company or, if such policy is not purchased or a copy thereof is not delivered to the Company, as determined in good faith by the Board of Directors of the Company (the "Board"), for at least 180 consecutive days during the twelve calendar months preceding the month in which such notice is given; provided, however, that in the event that, prior to the end of the Notice Period, Executive recovers from such illness or other disability to an extent permitting him to perform his duties hereunder, the notice of termination pursuant to this clause (ii) will be of no further force and effect;

                  (iii) At any time upon notice of termination of Executive pursuant to this Section 1(c)(iii) and by paying to Executive in a lump sum on the effective date of such termination compensation for the remaining term of this Agreement pursuant to Section 4(a), calculated at the annual rate then in effect;

                  (iv) At any time for "cause" (a "Termination for Cause"), which for purposes of this Agreement will be deemed to have occurred only on the happening of any of the following:

                     (A) the plea of guilty to, or conviction for, the
              commission of a felony offense by Executive, provided, however, that after indictment the Company may suspend Executive from the rendition of services but without limiting or modifying in any other way the Company's obligations under this Agreement;

                     (B) a material breach by Executive of a material fiduciary duty owed to the Company;

                     (C) a material breach by Executive of any of the covenants made by him in Sections 8 and 9; or

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                     (D) the willful and gross neglect by Executive of the
              material duties specifically and expressly required by this Agreement;

         provided, however, that any claim that "cause," within the meaning of clause (B), (C) or (D) above, exists for the termination of Executive's employment may be asserted on behalf of the Company only by a duly adopted resolution of the Board and only after 30 days' prior notice to Executive during which period he may cure the breach or neglect that is the basis of any such claim, if curable; provided, further, that no state of facts that, with or without notice to Executive or the passage of time or both, would give rise to the right of the Company to terminate Executive's employment pursuant to clause (ii) of this
         Section 1(c) may, directly or indirectly, in whole or in part, be the basis for a claim that "cause," within the meaning of clause (D) above, exists for the termination of Executive's employment.

              (d) Termination by Executive. Executive may terminate his employment by the Company at any time by giving notice thereof to the Company. For purposes of this Agreement, any termination by Executive will be deemed to be a "Voluntary Termination" unless it is a "Termination for Good Reason," which will be deemed to have occurred if Employee terminates his employment because of
(i) a material diminution of Executive's duties as President and Chief Executive Officer of the Company, including, without limitation, the appointment by the Company of a Co-President or Co-Chief Executive Officer, (ii) the imposition by the Board of a requirement that Executive report to a person other than such Board, (iii) Executive ceasing to serve as a director of the Company, other than due to Executive's resignation, refusal to stand for reelection or death, (iv) the failure of Liberty (as defined in the Compensation Agreement), on or after January 1, 2002, to follow the Liberty Policy if, and only if, the Per Share Fair Market Value as of the Valuation Date corresponding to Executive's termination pursuant to this clause (iv) is greater than the Target Per Share Value as of such date (with Per Share Fair Market Value, Valuation Date and Target Per Share Value having the meanings given them in, and being determined pursuant to, the Compensation Agreement)), (v) an arbitrator's determination pursuant to Section 11 of the Compensation Agreement that a valuation made by the Board pursuant to clause (i) of the last paragraph of Section 10.b. of the Compensation Agreement in connection with the issuance of Common Stock or a Derivative Security to Liberty or an Affiliate of Liberty (with Common Stock, Derivative Security, Liberty and Affiliate having the meanings given them in the Compensation Agreement) was not made in good faith or (vi) the breach by the Company in any material respect of any of its material obligations under this Agreement, and, in any such case (but only if correction or cure is possible), the failure by the Company to correct or cure the circumstance or breach on which such termination is based within 30 days after receiving notice from Executive describing such circumstance or breach in reasonable detail.

              (e) Effect of Termination. If Executive's employment by the Company is terminated by Executive or by the Company pursuant to Section 1(c), all compensation under Section 4 of this Agreement that has accrued in favor of Executive as of the date of such termination, to the extent unpaid or undelivered, will be paid or delivered to Executive on the date of termination.


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If Executive's termination of his employment is a Termination for Good Reason,
Executive will be entitled to a lump sum payment in the same amount as would be payable to Executive if such termination were by the Company pursuant to clause
(iii) of Section 1(c). Upon termination of Executive's employment and payment of such amount (and, if applicable, the full amount payable pursuant to clause
(iii) of Section 1(c) or the preceding sentence), the Company's obligations under this Agreement will terminate, except as provided in the fifth, sixth and seventh sentences of this Section 1(e) (if and to the extent applicable),
Section 5 (as it relates to expenses incurred prior to such termination) and
Section 7 of this Agreement. Executive acknowledges that his obligations under Sections 8, 9, 10 and 11 will survive any such termination. If Executive dies while employed by the Company or during the period that he is receiving payments pursuant to the immediately succeeding sentence, the Company will, as promptly as practicable following Executive's death, pay to Executive's designated beneficiary or beneficiaries in a lump sum an amount equal to one year's compensation under Section 4(a) of this Agreement, calculated at the annual rate in effect at the time of Executive's death. If Executive's employment is terminated pursuant to Section 1(c)(ii) of this Agreement, the Company will continue to pay to Executive his annual salary (at the rate in effect at the time of termination of his employment) as and when the same would otherwise be due in accordance with Section 4 of this Agreement for one year from such date of termination. The phrase "designated beneficiary or beneficiaries" means the person or persons named from time to time by Executive in a signed instrument filed with the Company; provided, however, that if a designation made in any such instrument is for any reason ineffective, or if no such designation has been made, the phrase "designated beneficiary or beneficiaries" will mean the Executive's estate.

              (f) At least 180 days prior to the end of the initial term of this Agreement, the Company and Executive will notify the other if such party does not intend to renew this Agreement beyond such initial term.

         2. Services to be Rendered by Executive. Executive will serve as a director and as President and Chief Executive Officer of the Company. In such capacities, Executive will perform all reasonable acts customarily associated with such positions, or necessary or desirable to protect and advance the best interests of the Company and its subsidiaries. Without limiting the generality of the foregoing, Executive will be responsible for directing the development and integration of the Company's business and for developing, in coordination with Liberty, new media or cable programming businesses that take advantage of the competencies of the Company, in each case with the goal of maximizing the value of the Company's stock. If Executive is currently serving as or is elected a director of Liberty or a director or an officer of any of Liberty's subsidiaries or affiliates in addition to the Company, Executive will serve in any such capacities without further compensation except as may be decided by the Company at the Company's sole election. Executive will perform such acts and carry out such duties, and will in all other respects serve the Company, faithfully and to the best of his ability. Executive will, during the Employment Term, be based in Los Angeles, California, with the understanding that Executive will travel as reasonably required in the performance of his duties under this Agreement.


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         3. Time to Be Devoted by Executive. Executive will devote substantially all of his business time, attention, efforts and abilities to the business of the Company and will use his best efforts to promote the interests of the Company and not to commit acts detrimental to the Company's interest. Executive confirms that he has no business interests of any kind which will require a significant portion of his business time other than his employment by the Company. Notwithstanding anything to the contrary stated above, but subject to
Section 8, Executive will be permitted to make and manage business investments and to engage in noncompetitive activities of any nature whatsoever so long as those activities do not interfere in any material respect with the performance by Executive of the duties contemplated by this Agreement.

         4. Compensation Payable to Executive.

              (a) Subject to Section 12, during the Employment Term, the Company will pay to Executive salary at the rate of $750,000 per annum, such rate to be increased annually on each January 1, beginning January 1, 2000, by the greater of (a) the percentage increase, if any, in the Consumer Price Index, All Urban Consumers (CPI-U), U.S. City Average, All Items, as published by the U.S. Department of Labor, Bureau of Labor Statistics (or any similar successor index) from December 31, 1998, in the case of the year beginning January 1, 2000, and from each December 31 thereafter for each succeeding year or (b) 5%. All payments under this Agreement will be subject to applicable withholding and similar taxes. The Board of Directors will review Executive's compensation annually to determine, in its sole discretion, whether any additional increase in the Executive's salary is appropriate.

              (b) Executive's annual compensation will be paid to Executive in accordance with the Company's regular policy but not less frequently than once a month.

         5. Expenses. The Company will reimburse Executive for the reasonable amount of dining, hotel, travel, entertainment and other expenses (consistent with the Company's reimbursement standards for its most senior officers) necessarily incurred by Executive in the discharge of his duties hereunder.

         6. Executive Benefit Plans and Vacations. Executive will be entitled to participate in all formal incentive compensation, incentive stock option, retirement, insurance, hospitalization and disability plans that are in existence or may be adopted by the Company or in which employees of the Company are eligible to participate, provided that Executive is eligible by the terms thereof to participate therein. Executive will be entitled to paid vacation for a number of weeks per year which Executive reasonably deems appropriate in light of his duties under this Agreement.

         7. Indemnification. The Company will indemnify and hold harmless Executive, to the fullest extent permitted by applicable law, in respect of any liability, damage, cost or expense (including reasonable counsel fees) incurred in connection with the defense of any claim, action, suit or proceeding to which he is a party, or any threat thereof, by reason of his being or having been an


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officer or director of the Company or any subsidiary of the Company, or his serving or having served at the request of the Company or Liberty as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, business organization, enterprise or other entity, including service with respect to employee benefit plans. Without limiting the generality of the foregoing, the Company will pay the expenses (including reasonable counsel fees) of defending any such claim, action, suit or proceeding in advance of its final disposition, upon receipt of an undertaking by Executive to repay all amounts advanced if it should ultimately be adjudicated by a court of competent jurisdiction that Executive is not entitled to be indemnified under this Section.

         8. Noncompetition. So long as Executive is employed by the Company and for the Applicable Period (as defined below) following the termination of his employment, Executive will not, directly or indirectly, as principal or agent, or in any other capacity, own, manage, operate, participate in or be employed by or otherwise be interested in, or connected in any manner with, any person, firm, corporation or other enterprise which competes in the United States or elsewhere in the world in any material respect with any business conducted by the Company or any of its subsidiaries as such business is conducted while Executive is employed by the Company. Nothing herein contained will be construed as denying Executive the right to own securities of any such corporation which is listed on a national securities exchange or quoted in the NASDAQ system to the extent of an aggregate of 5% of the amount of such securities outstanding. For purposes hereof, the term "Applicable Period" will apply only in the case of a Voluntary Termination or a Termination for Cause and means the period beginning on the effective date of the termination of Executive's employment with the Company (the "Effective Date") and ending on the earlier of (i) the second anniversary of the Effective Date or (ii) December 31, 2003.

         9. Confidentiality. Other than in the performance of his duties hereunder, Executive will not, so long as he is employed by the Company or thereafter, directly or indirectly make use of, or divulge to any person, firm, corporation, entity or business organization, and he will use his best efforts to prevent the publication or disclosure of, any confidential or proprietary information concerning, the business, accounts or finances of, or any of the methods of doing business used by the Company or of the dealings, transactions or affairs of the Company or any of its customers which have or which may have come to his knowledge during his employment with the Company; but this Section 9 will not prevent Executive from responding to any subpoena, court order or threat of other legal duress, provided Executive notifies the Company hereof with reasonable promptness so that the Company may seek a protective order or other appropriate relief.

         10. Delivery of Materials. Upon termination of Executive's employment, Executive will deliver to the Company all documents, papers, materials and other property of the Company and of any of its subsidiaries or affiliates relating to their respective affairs, which may then be in his possession or under his control.

         11. Noninterference. Executive will not, while in the employ of the Company and for the two-year period following the effective date of the termination of his employment, solicit the employment of any employee of the Company or any of its subsidiaries or affiliates on behalf of any


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other person, firm, corporation, entity or business organization or otherwise interfere with the employment relationship between any employee or officer of the Company or any of its subsidiaries or affiliates and the Company or any of its subsidiaries or affiliates.

         12. Remedies. In the event of a material breach by Executive of this Agreement, or termination of his employment by the Company pursuant to Section 1(c)(iv), he will be deemed to have relinquished all rights to any amounts payable under Section 4 and all other benefits hereunder at and after the time of such breach or termination, but will be required to comply with the provisions of Sections 8, 9, 10 and 11 of this Agreement. Upon any such breach or termination, the Company will be entitled, if it so elects and in addition to any other lawful remedies that may be available to it, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such breach or to enforce the specific performance of this Agreement by Executive or to enjoin Executive from engaging in any activity in violation thereof. Executive acknowledges and agrees that any breach or threatened breach by Executive of any of Sections 8, 9, 10 and 11 hereof will cause immediate, irreparable injury to the Company and that money damages will not provide an adequate remedy for any such breach or threatened breach. Accordingly, upon any such breach or threatened breach by Executive of such Sections the Company will be entitled, in addition to any other lawful remedies that may be available to it, to injunctive relief, and no bond or other security will be required.

         13. Notices. All notices to be given hereunder will be in writing and will be deemed duly given when delivered personally or mailed, certified mail, return receipt requested, postage prepaid and addressed as follows:

                  (a)      If to be given to the Company:

                           Liberty Media Corporation
                           9197 South Peoria Street
                           Englewood, Colorado  80112
                           Attention:  President

                  (b)      If to be given to Executive:

                           Lee Masters
                           c/o Jarl Mohn
                           12875 Chalon Road
                           Los Angeles, California 90049


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                           with a copy to:

                           Kenneth Doran, Esq.
                           Gibson, Dunn & Crutcher LLP
                           333 South Grand Avenue
                           Los Angeles, California 90071

or to such other address as a party may furnish to the other in writing in accordance with this Section 13.

         14. Severability. The provisions of this Agreement are severable and if any such provision or the application thereof to any person or circumstance is held by a court or governmental authority of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Without limiting the generality of the foregoing, should any court or governmental authority of competent jurisdiction determine that the provisions of Section 8 are unenforceable in respect of scope, duration, geographic area or any other matter, such court or governmental authority will be empowered to substitute, to the extent enforceable, similar provisions or other provisions so as to provide, to the fullest extent permitted by applicable law, the benefits intended by
Section 8.

         15. Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion will not be considered a waiver of any other breach of that or any other provision hereof.

         16. Withholding. The Company will be entitled to withhold from amounts or other consideration payable or issuable to Executive hereunder such amounts as may be required by law.

         17. Miscellaneous. This Agreement may not be changed nor can any provision hereof be waived except by an instrument in writing duly signed by the party to be charged, and constitutes the entire agreement between the Company and Executive with respect to the subject matter hereof. Notwithstanding that the Compensation Agreement provides that it will be constructed and enforced in accordance with the internal laws of the State of California without regard to choice of law principles as provided in Section 13.f. thereof, this Agreement will be interpreted, governed and controlled by the internal laws of the State of Colorado, without reference to principles of conflict of laws.


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         IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.


                                          /s/ Jarl Mohn
                                          ------------------------------------
                                          Jarl Mohn, a/k/a Lee Masters


                                          LIBERTY DIGITAL, INC.


                                          By: /s/ Charles Y. Tanabe
                                              --------------------------------
                                              Charles Y. Tanabe
                                              Vice President


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